UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2015

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chase Financial Center Suite 1017, Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 462-0315

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) Effective as of March 23, 2015, SpectrumDNA, Inc. (the “Company”) engaged Decoria, Maichel & Teague, P.S. (“DM&T”), as its principal independent accountants to audit the financial statements of the Company. The decision to engage DM&T as the Company’s principal independent accountants was approved by the Company’s Board of Directors.

During the two most recent fiscal years and any subsequent period prior to engaging DM&T, the Company has not consulted with DM&T regarding either: (i) application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that DM&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of March 24, 2015, Matthew J. Colbert was appointed Chief Financial Officer of the Company. Parrish B. Ketchmark, the Company’s President, had been serving as interim Chief Financial Officer.

Set forth below is a brief account of the business experience during the past five years of Mr. Colbert:

MATTHEW J. COLBERT, age 46, has served as the Chief Financial Officer of Amazing Energy Oil and Gas, Co. (formerly Gold Crest Mines, Inc.) (“Amazing Energy”) since December 2007. Mr. Colbert was appointed as Secretary/Treasurer of Amazing Energy on December 16, 2009 and on April 22, 2011 he was appointed as a director of Amazing Energy. Mr. Colbert has over 14 years of experience in public and corporate accounting. He has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington. Before being appointed CFO, Mr. Colbert had been the Controller of Amazing Energy since August 2007. Since October 2012, Mr. Colbert also serves as the CFO of Josephine Mining Corp., a TSX.V listed mining company, and since August 2014, he serves as controller of Lloyd Industries, Inc. From January 2011 to August 2014, he served as Assistant Controller of St. Augustine Gold and Copper, Ltd., and from May 2010 to January 2011, he was controller of Hunt Mining Corp. Mr. Colbert also served as CFO and President of Lifestream Technologies, Inc., a publicly traded company (“Lifestream”). Mr. Colbert also served on Lifestream’s Board of Directors. In November 2006, Lifestream filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada. Mr. Colbert was an executive officer of Lifestream at the time thereof. Earlier in his career, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm.

Mr. Colbert does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

In connection with the appointment of Mr. Colbert, the Company has agreed to issue 2,000,000 shares of common stock of the Company to Mr. Colbert for such services. The securities are to be issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC.
(Registrant)

Dated: March 27, 2015	By:	/s/ Parrish B. Ketchmark
Parrish B. Ketchmark,
President and Chief Executive Officer